Exhibit 99.1

EXLSERVICE HOLDINGS, INC. UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

On December 31, 2019, ExlService Holdings, Inc. (“EXL” or “we” or “us” or “our” or the “Company”) completed substantially the previously announced wind down of the operations of the Health Integrated business, which is reported within the Company’s Healthcare reportable segment.
The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2019 is presented as if the Health Integrated business wind down, as described in the notes to these unaudited pro forma condensed consolidated financial statements, had occurred at September 30, 2019.
The unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2019, and for the year ended December 31, 2018, are based on the historical financial statements of the Company for such periods after giving effect to the winding down of the Health Integrated business as if it had occurred on January 1, 2018. Also included in the unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2018, is the effect of the SCIOinspire Holdings Inc. (“SCIO”) acquisition, completed on July 1, 2018, as if the transaction occurred on January 1, 2018. Refer to the Company's Current Report on Form 8-K/A filed on September 7, 2018, for more information regarding the pro forma effects of the SCIO acquisition on the unaudited pro forma consolidated statement of income for the year ended December 31, 2018.
The unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of the Company for each period presented and in the opinion of the Company’s management, all adjustments and disclosures necessary for a fair presentation of the pro forma data have been made.
These unaudited pro forma condensed consolidated financial statements are prepared to meet the rules and regulations of the Securities and Exchange Commission ("SEC"), are presented for informational purposes only and should not be considered indicative of the results of operations or financial condition that would have been achieved had events reflected been completed as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma condensed consolidated financial statements and the notes thereto should be read together with the Company’s audited consolidated financial statements and the notes thereto as of and for the year ended December 31, 2018, and Management’s Discussion and Analysis included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as well as the Company’s unaudited consolidated financial statements and the notes thereto as of and for the nine months ended September 30, 2019, and Management’s Discussion and Analysis included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

EXLSERVICE HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2019
(In thousands, except share and per share amounts)

	Reported	Adjustments	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$101,432	$(1,004)	$100,428
Short-term investments	179,340	—	179,340
Restricted cash	5,412	—	5,412
Accounts receivable, net	179,702	—	179,702
Prepaid expenses	9,364	(444)	8,920
Advance income tax, net	3,002	—	3,002
Other current assets	27,974	—	27,974
Total current assets	506,226	(1,448)	504,778
Property and equipment, net	78,471	—	78,471
Operating lease right-of-use assets	88,753	(641)	88,112
Restricted cash	2,441	—	2,441
Deferred tax assets, net	6,190	—	6,190
Intangible assets, net	78,845	—	78,845
Goodwill	349,530	—	349,530
Other assets	32,967	—	32,967
Investment in equity affiliate	2,555	—	2,555
Total assets	$1,145,978	$(2,089)	$1,143,889
Liabilities and equity
Current liabilities:
Accounts payable	$3,658	$—	$3,658
Current portion of long-term borrowings	20,876	—	20,876
Deferred revenue	9,585	—	9,585
Accrued employee costs	59,568	—	59,568
Accrued expenses and other current liabilities	69,876	(1,078)	68,798
Current portion of operating lease liabilities	23,516	—	23,516
Income taxes Payable	575	—	575
Current portion of finance lease liabilities	248	—	248
Total current liabilities	187,902	(1,078)	186,824
Long term borrowings	223,916	—	223,916
Finance lease liabilities, less current portion	436	—	436
Deferred tax liabilities, net	720	—	720
Operating lease liabilities, less current portion	76,080	—	76,080
Other non-current liabilities	9,241	—	9,241
Total liabilities	498,295	(1,078)	497,217
Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—	—
ExlService Holdings, Inc. Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 38,322,354 shares issued and 34,107,851 shares outstanding as of September 30, 2019	38	—	38
Additional paid-in capital	386,060	—	386,060
Retained earnings	530,547	(1,011)	529,536
Accumulated other comprehensive loss	(86,153)	—	(86,153)
Total including shares held in treasury	830,492	(1,011)	829,481
Less: 4,214,503 shares as of September 30, 2019, held in treasury, at cost	(182,809)	—	(182,809)
Stockholders' equity	$647,683	$(1,011)	$646,672
Non-controlling interest	—	—	—
Total equity	$647,683	$(1,011)	$646,672
Total liabilities and equity	$1,145,978	$(2,089)	$1,143,889

EXLSERVICE HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
NINE MONTHS ENDED SEPTEMBER 30, 2019
(In thousands, except share and per share amounts)

	Reported	Health Integrated Adjustments		Pro Forma
Revenues, net	$734,474	$(9,699)	(a)	$724,775
Cost of revenues (1)	487,228	(13,322)	(a)	473,906
Gross profit (1)	247,246	3,623		250,869
Operating expenses:
General and administrative expenses	93,349	(4,203)	(a)	89,146
Selling and marketing expenses	53,996	(314)	(a)	53,682
Depreciation and amortization	39,466	(584)	(a)	38,882
Impairment and restructuring charges	7,296	(7,296)	(b)	—
Total operating expenses	194,107	(12,397)		181,710
Income from operations	53,139	16,020		69,159
Foreign exchange gain, net	3,471	—		3,471
Interest expense	(10,626)	—		(10,626)
Other income, net	13,088	(822)	(a)	12,266
Income before income tax expense and earnings from equity affiliate	59,072	15,199		74,271
Income tax expense	12,571	3,612	(c)	16,183
Income before earnings from equity affiliates	46,501	11,587		58,088
Loss from equity-method investment	198	—		198
Net income attributable to ExlService Holdings, Inc. stockholders	$46,303	$11,587		$57,890
Earnings per share attributable to ExlService Holdings, Inc. stockholders:
Basic	$1.35			$1.68
Diluted	$1.33			$1.67
Weighted-average number of shares used in computing earnings per share attributable to ExlService Holdings Inc. stockholders:
Basic	34,382,787			34,382,787
Diluted	34,744,968			34,744,968

(1) Exclusive of depreciation and amortization.

EXLSERVICE HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2018
(In thousands, except share and per share amounts)

	Reported	SCIO Acquisition Adjustments(1)		Health Integrated Adjustments		Pro Forma
Revenues, net	$883,112	$41,060	(a)	$(17,718)	(b)	$906,454
Cost of revenues (2)	584,855	24,771	(a)	(20,031)	(b)	589,595
Gross profit (2)	298,257	16,289		2,313		316,859
Operating expenses:
General and administrative expenses	116,202	6,301	(a)	(5,798)	(b)	116,705
Selling and marketing expenses	63,612	3,847	(a)	(2,464)	(b)	64,995
Depreciation and amortization	48,566	1,817	(a)	(3,505)	(b)	46,878
Impairment charges	20,056	—		(20,056)	(c)	—
Total operating expenses	248,436	11,965		(31,823)		228,578
Income from operations	49,821	4,324		34,136		88,281
Foreign exchange gain, net	4,787	140	(a)	—		4,927
Interest expense	(7,227)	(380)	(a)	—		(7,607)
Other income, net	12,989	11	(a)	(1,245)	(b)	11,755
Income before income tax expense and earnings from equity affiliate	60,370	4,095		32,891		97,356
Income tax expense	3,397	1,438	(a)	6,392	(d)	11,227
Income before earnings from equity affiliates	56,973	2,657		26,499		86,129
Loss from equity-method investment	247	—		—		247
Net income attributable to ExlService Holdings, Inc. stockholders	$56,726	$2,657		$26,499		$85,882
Earnings per share attributable to ExlService Holdings, Inc. stockholders:
Basic	$1.65					$2.49
Diluted	$1.62					$2.45
Weighted-average number of shares used in computing earnings per share attributable to ExlService Holdings Inc. stockholders:
Basic	34,451,008					34,451,008
Diluted	35,030,984					35,030,984

(1) Represent adjustments to record the historical revenues and expenses for the period January 1, 2018 to June 30, 2018

(2) Exclusive of depreciation and amortization.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2019

Adjustments reflect the elimination of assets and liabilities attributable to the Health Integrated business, as they are non-recurring in nature given the previously-announced wind down of the operations of the Health Integrated business.

Unaudited Pro Forma Condensed Consolidated Statement of Income for the Nine Months Ended September 30, 2019

(a)	Health Integrated adjustments reflects the elimination of income and expenses attributable to the Health Integrated business.

(b)
Impairment and restructuring charges represents pre-tax costs recognized in connection with the wind down of the Health Integrated business of $4,129 and impairment of Right-of-Use assets and long-lived assets of $3,167.

(c)	To adjust income tax expense for the effects of the pro forma adjustments of wind down of the Health Integrated business, the Company used tax rate of 23.8% for the Health Integrated business.

Unaudited Pro Forma Condensed Consolidated Statement of Income for the Year Ended December 31, 2018

(a)
SCIO acquisition adjustments represent pro forma adjustments to record the historical income and expenses for the period from January 1, 2018 to June 30, 2018, the date the SCIO acquisition closed. Refer to the Company's Current Report on Form 8-K/A filed on September 7, 2018, for more information regarding the pro forma effects of the SCIO Acquisition for the unaudited pro forma consolidated statement of income for the year ended December 31, 2018.

(b)	Health Integrated adjustments reflects the elimination of income and expenses attributable to the Health Integrated business.

(c)
Impairment charges relate to recognition of an impairment charge of $20,056 during the fiscal year 2018 to write down the carrying value of goodwill of $14,229 and intangible assets of $5,827 to their fair values related to the Company’s Health Integrated reporting unit. Refer to the footnote 10 of Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission on February 28, 2019.

(d)	To adjust income tax expense for the effects of the pro forma adjustments of wind down of the Health Integrated business, the Company used tax rate of 25.9% for the Health Integrated business.